Exhibit 1.01 Conflict Minerals Report

THE CHILDREN’S PLACE, INC.

Conflict Minerals Report

For the Year Ended December 31, 2017

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Conflict Minerals report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended February 3, 2018. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

1.	Introduction

This Conflict Minerals Report has been prepared by The Children’s Place, Inc. and its subsidiaries (herein referred to as “The Children’s Place,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 through December 31, 2017 (the “Reporting Period”).

The Children’s Place is the largest pure-play children's specialty apparel retailer in North America offering apparel, accessories and footwear for children sizes 0-18 under the proprietary “The Children's Place”, “Place” and “Baby Place” brand names. The Company also offers merchandise online at www.childrensplace.com. The Company does not directly manufacture products but rather designs, and “contracts to manufacture” from its suppliers, certain branded and generic products.

The Rule requires companies to disclose their use of conflict minerals (as defined below) if those minerals are “necessary to the functionality or production of a product” manufactured or contracted to be manufactured by those companies. The conflict minerals covered by the Rule are tantalum, tin, gold, tungsten (“3TG”) or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company has determined that it contracts to manufacture certain products for which one or more of the 3TG metals are necessary to the functionality or production of those products. Accordingly, the Company conducted a reasonable country of origin inquiry (or “RCOI”) and due diligence as required by the Rule.

2.	Reasonable Country of Origin Inquiry

The Company is far removed from the sources of ore from which minerals are produced, and the smelters or refineries (“SORs”) that process those ores. The efforts undertaken to identify the country(ies) of origin of those ores reflect the Company’s circumstances and position in the supply chain. The Company must rely on information obtained from direct suppliers, who in turn, must obtain information from upstream suppliers, on the origin of the 3TG used in the products manufactured for the Company. Such information may be inaccurate or incomplete.

The Company has a conflict minerals team (or “CMT”) that manages the implementation and progress of its RCOI and due diligence efforts. The team is composed of representatives from the Company’s legal and global sourcing departments, as well as a conflict minerals third-party service provider (the “CMT Service Provider”).

As part of the Company’s RCOI process, the Company developed a risk-based approach that focused on direct suppliers of finished products, as well as suppliers that are reasonably likely to supply components or trims containing one or more of the 3TG metals (together, the “In-Scope Suppliers”) which could have originated from the Covered Countries.

In-Scope Suppliers were asked to complete the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “CMRT”). Only CMRT’s version 4.0 or higher were accepted. The Company believes that the CMRT is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands. As such, the Company believes the process was reasonably designed and performed in good faith.

The CMRT includes questions regarding the presence and sourcing of 3TG used in the products supplied to the Company, the In-Scope Supplier’s conflict minerals policy, due diligence process, and information about its supply chain, including the names and locations of SORs.

The CMRT responses were evaluated for plausibility, consistency, and gaps. Based on the In-Scope Supplier’s response, additional follow-up was performed, as necessary.

The response rate among In-Scope Suppliers was 78%.

Of those responding In-Scope Suppliers, 6% reported one or more of the 3TG metals as necessary to the functionality or production of the products they manufactured for the Company. Further due diligence (as described below) was undertaken to ascertain the chain and custody of the identified 3TG metals.

3.	Due Diligence

A.	Design of Due Diligence

The Company’s due diligence measures were designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (OECD) in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing (OECD Guidance) and related Supplements on Tin, Tantalum, and Tungsten and on Gold.

B.	Due Diligence Performed

The Company performed its due diligence as follows:

Step 1: Establish a Strong Company Management System

Policies and Procedures

The Company communicated its conflict minerals policy to all In-Scope Suppliers. In addition, the Company’s purchase order (“PO”) terms and conditions contain provisions regarding conflict minerals compliance. In-Scope Suppliers are required to certify compliance to the conflict minerals policy and the PO terms and conditions.

Internal Team

As mentioned above, the Company has a conflict minerals team that manages the implementation and progress of its RCOI and due diligence efforts.

Control Systems

The Company has in place the following controls: (i) a company-wide business code of conduct that outlines expected behaviors for all Company associates, and (ii) a vendor code of conduct that outlines expected behavior and working conditions for vendors and suppliers.

Maintain Records

The Company has a records retention policy that provides that relevant materials must be preserved for appropriate periods.

Supplier Engagement

The Company utilized members of its global sourcing team and the CMT Service Provider to engage with In-Scope Suppliers on the exchange of supply chain and conflict minerals related information.

Step 2: Identify and Assess Risks in the Supply Chain

For those In-Scope Suppliers who identified the use of one or more 3TG metals in products supplied to the Company, further investigation was performed to determine the source and chain-of-custody of the 3TG, and specifically, whether the SOR of the 3TG is known or thought to be sourcing from the Covered Countries.

The following internationally accepted audit standards were relied on to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”).

If the SOR is not certified by an internationally-recognized scheme, additional research (internet, industry and government associations) and outreach (email and telephone) with the SOR was performed to confirm the data provided in the CMRT and to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs took to track the chain-of-custody on the source of its mineral ores.

Step 3: Design and Implement a Strategy to Respond to Risks

The CMT received regular updates on the RCOI and due diligence efforts. Findings were reported to senior management.

Where the Company determines an In-Scope Supplier is using conflict minerals in products manufactured for the Company, the Company will work with the In-Scope Supplier to ensure the minerals are sourced from registered conflict free smelters or the minerals are eliminated from use. During the Reporting Period, the Company did not deem it necessary to implement risk mitigation efforts, temporarily suspend trade or disengage with a supplier for sourcing and using conflict minerals in products manufactured for the Company.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence at identified points in the supply chain

The Company does not have a direct relationship with SORs and therefore does not perform or direct audits of these entities.

Step 5: Reports on Supply Chain Due Diligence

This Conflict Minerals Report constitutes the Company’s annual report on its conflict minerals due diligence. The Report is available at www.childrensplace.com and is filed with the SEC.

C.	Due Diligence Findings

Given the Company’s position in the supply chain and the CMRT responses from In-Scope Suppliers, the Company is unable to determine whether the 3TG present in its products originated in the Covered Countries or financed or benefited armed groups in those countries.

Product Description

The products at issue are children’s apparel, accessories and footwear.

Processing Facilities

Based on the CMRT responses from In-Scope Suppliers, the attached Appendix 1 sets forth the SORs that may have processed the 3TG used in products manufactured for the Company.

Country of Origin

The following is a list of the countries of origin of the 3TG processed by the SORs identified in the attached Appendix 1:

•	Angola*, Argentina, Armenia, Australia, Austria;
•	Belgium, Bolivia, Brazil, Burundi*;
•	Cambodia, Canada, Central African Republic*, Chile, China, Colombia, Congo (Brazzaville)*, Czech Republic;
•	Djibouti, DRC – Congo (Kinshasa)*;
•	Ecuador, Egypt, Estonia, Ethiopia;
•	France;
•	Germany, Guinea, Guyana;
•	Hong Kong, Hungary;
•	India, Indonesia, Ireland, Israel, Italy, Ivory Coast;
•	Japan, Jersey
•	Kazakhstan, Kenya*, Korea, Kyrgyzstan;
•	Laos, Luxembourg;
•	Madagascar, Malaysia, Mexico, Mongolia, Morocco, Mozambique*, Myanmar;
•	Namibia, Netherlands, Niger, Nigeria;
•	Papua New Guinea, Peru, Philippines, Poland, Portugal;
•	Russia, Rwanda*;
•	Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa*, South Sudan*, Spain, Suriname, Sweden, Switzerland;
•	Taiwan, Tajikistan, Tanzania*, Thailand, Turkey;
•	Uganda*, United Arab Emirates*, United Kingdom, United States, Uzbekistan;
•	Vietnam; and
•	Zambia*, Zimbabwe.

*All smelters that are known to source from Angola, Burundi, Central African Republic, Congo (Brazzaville),  DRC, Kenya, Mozambique, South Africa, South Sudan, Tanzania, Uganda, United Arab Emirates and Zambia are certified conflict free. One smelter known to source gold from Rwanda was not determined to be a certified conflict free smelter.

Independent Private Sector Audit

For the Reporting Period, the company is not required to obtain an independent private sector audit of the Conflict Minerals Report.

4.	Steps to Improve Due Diligence

The Company continues to take the following steps to improve due diligence processes in place, namely:

•	Continue engagement with In-Scope Suppliers and direct them to information and training resources in order to improve the content of the In-Scope Suppliers CMRT responses;

•	Continue to require In-Scope Suppliers not to use any conflict minerals in products manufactured for the Company; and

•	Work with In-Scope Suppliers, if found to be providing the Company with components or materials containing minerals from sources that support conflict in the Covered Countries, to establish an alternative source of minerals that does not support such conflict.

Appendix 1 to Conflict Minerals Report

Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Gold
Aida Chemical Industries Co., Ltd.	RMAP	YES
Asahi Pretec Corp.	LBMA, RMAP	YES
Asaka Riken Co., Ltd.	RMAP	YES
Aurubis AG	LBMA, RMAP	YES
CCR Refinery - Glencore Canada Corporation	LBMA, RMAP	YES
Chimet S.p.A.	LBMA, RMAP	YES
Elemetal Refining, LLC	Not certified	NO
Faggi Enrico S.p.A.	Inactive	Inactive
Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP	YES
Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP	YES
Heraeus Precious Metals GmbH & Co. KG	LBMA, RMAP	YES
Istanbul Gold Refinery	LBMA, RMAP	YES
LS-NIKKO Copper Inc.	LBMA, RMAP	YES
Matsuda Sangyo Co., Ltd.	LBMA, RMAP	YES
Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP	YES
Metalor Technologies S.A.	LBMA, RJC, RMAP	YES
Metalor USA Refining Corporation	LBMA, RJC, RMAP	YES
Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP	YES
Mitsubishi Materials Corporation	LBMA, RMAP	YES
Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP	YES
Nihon Material Co., Ltd.	LBMA, RMAP	YES
Ohura Precious Metal Industry Co., Ltd.	RMAP	YES
Republic Metals Corporation	LBMA, RMAP	YES
Royal Canadian Mint	LBMA, RMAP	YES
Safimet S.p.A	RMAP	YES
SEMPSA Joyeria Plateria S.A.	LBMA, RMAP	YES
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP	YES
Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP	YES
Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP	YES
Umicore Brasil Ltda.	LBMA, RMAP	YES
Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP	YES
United Precious Metal Refining, Inc.	RMAP	YES
WIELAND Edelmetalle GmbH	RMAP	YES
YMAD	In Progress	In Progress
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP	YES
Tin
Alpha	RMAP	YES
China Tin Group Co., Ltd.	RMAP	YES

CNMC (Guangxi) PGMA Co., Ltd.	Not certified	NO
CV United Smelting	RMAP	YES
CV Venus Inti Perkasa	RMAP	YES
Dowa	RMAP	YES
EM Vinto	RMAP	YES
Fenix Metals	RMAP	YES
Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP	YES
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP	YES
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP	YES
Jiangxi Ketai Advanced Material Co., Ltd.	RMAP	YES
Jiangxi New Nanshan Technology Ltd.	RMAP	YES
Magnu's Minerais Metais e Ligas Ltda.	RMAP	YES
Malaysia Smelting Corporation (MSC)	RMAP	YES
Metallo Belgium N.V.	RMAP	YES
Mineracao Taboca S.A.	RMAP	YES
Minsur	RMAP	YES
Mitsubishi Materials Corporation	RMAP	YES
O.M. Manufacturing (Thailand) Co., Ltd.	RMAP	YES
Operaciones Metalurgical S.A.	RMAP	YES
PT Bangka Prima Tin	RMAP	YES
PT Bangka Tin Industry	RMAP	YES
PT Belitung Industri Sejahtera	RMAP	YES
PT DS Jaya Abadi	RMAP	YES
PT Menara Cipta Mulia	RMAP	YES
PT Mitra Stania Prima	RMAP	YES
PT Prima Timah Utama	RMAP	YES
PT Rajehan Ariq	RMAP	YES
PT Refined Bangka Tin	RMAP	YES
PT Stanindo Inti Perkasa	RMAP	YES
PT Sukses Inti Makmur	RMAP	YES
PT Timah (Persero) Tbk Kundur	RMAP	YES
PT Timah (Persero) Tbk Mentok	RMAP	YES
PT Tinindo Inter Nusa	RMAP	YES
PT Tommy Utama	RMAP	YES
Rui Da Hung	RMAP	YES
Thaisarco	RMAP	YES
White Solder Metalurgia e Mineracao Ltda.	RMAP	YES
Yunnan Tin Company Limited	RMAP	YES
Cooperativa Metalurgica de Rondonia Ltda.	Inactive	Inactive
PT Koba Tin	Inactive	Inactive
Cooperativa Metalurgica de Rondonia Ltda.	Inactive	Inactive
Hoboken Precious Metals Refining, Battery Recycling	In Progress	In Progress

VQB Mineral and Trading Group JSC	Inactive	Inactive
Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP	YES
Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP	YES
Ganzhou Seadragon W & Mo Co., Ltd.	RMAP	YES
Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP	YES
Tantalum
Not applicable

Tungsten